                                                                      EXHIBIT 25

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549




                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE



               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) _____



                      THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)


A NATIONAL BANKING ASSOCIATION                            36-0899825
                                                          (I.R.S. EMPLOYER
                                                          IDENTIFICATION NUMBER)


ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS               60670-0126
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)


                      THE FIRST NATIONAL BANK OF CHICAGO
                     ONE FIRST NATIONAL PLAZA, SUITE 0286
                        CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)





                             WAL-MART STORES, INC.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)




          DELAWARE
 (STATE OR OTHER JURISDICTION OF                71-0415188
 INCORPORATION OR ORGANIZATION                  (I.R.S. EMPLOYER IDENTIFICATION
                                                NUMBER)

     702 S.W. EIGHTH STREET
     BENTONVILLE, ARKANSAS                      72716
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)        (ZIP CODE)



                                DEBT SECURITIES
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING
          INFORMATION AS TO THE TRUSTEE:



          (a) NAME AND ADDRESS OF EACH EXAMINING OR
          SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of the Currency, Washington, D.C.;
          Federal Deposit Insurance Corporation,
          Washington, D.C.; and The Board of Governors of the Federal Reserve System, Washington D.C..

          (b) WHETHER IT IS AUTHORIZED TO EXERCISE
          CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.


ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
          IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
          SUCH AFFILIATION.

          No such affiliation exists with the trustee.


ITEM 16.  LIST OF EXHIBITS.  LIST BELOW ALL EXHIBITS FILED AS A
          PART OF THIS STATEMENT OF ELIGIBILITY.



          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by
              Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 3rd day of June, 1998.


            THE FIRST NATIONAL BANK OF CHICAGO,
            TRUSTEE


            BY  /s/ JOHN R. PRENDIVILLE
                -----------------------
                JOHN R. PRENDIVILLE
                VICE PRESIDENT








* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS
BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 2, 1996 (REGISTRATION NO. 333-14201).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT



                                                 June 3, 1998



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of the indenture between Wal-Mart Stores, Inc. and The First National Bank of Chicago, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                    Very truly yours,

                    THE FIRST NATIONAL BANK OF CHICAGO



                    BY:  /s/ JOHN R. PRENDIVILLE
                         -----------------------
                             JOHN R. PRENDIVILLE
                             VICE PRESIDENT

                                   EXHIBIT 7


LEGAL TITLE OF BANK:     THE FIRST NATIONAL BANK OF CHICAGO  CALL DATE: 12/31/97  ST-BK:  17-1630 FFIEC 031
ADDRESS:                 ONE FIRST NATIONAL PLAZA, STE 0303  PAGE RC-1
CITY, STATE  ZIP:        CHICAGO, IL  60670
FDIC CERTIFICATE NO.:    0/3/6/1/8
                         ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31,1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                     DOLLAR AMOUNTS IN                   C400
                                                                                     ------------
                                                         THOUSANDS             RCFD  BIL MIL THOU
                                                     -----------------         ----  ------------
ASSETS
1. CASH AND BALANCES DUE FROM DEPOSITORY INSTITUTIONS
   (FROM SCHEDULE RC-A):
A. NONINTEREST-BEARING BALANCES AND CURRENCY AND
   COIN(1)...........................................                          0081      4,267,336              1.A.
B. INTEREST-BEARING BALANCES(2)......................                                0071       6,893,837         1.B.
2. SECURITIES
A. HELD-TO-MATURITY SECURITIES(FROM SCHEDULE
   RC-B, COLUMN A)...................................                                1754               0         2.A.
B. AVAILABLE-FOR-SALE SECURITIES (FROM SCHEDULE
   RC-B, COLUMN D)...................................                                1773       5,691,722         2.B.
3. FEDERAL FUNDS SOLD AND SECURITIES PURCHASED UNDER
   AGREEMENTS TO RESELL..............................                          1350      6,339,940              3.
4. LOANS AND LEASE FINANCING RECEIVABLES:
A. LOANS AND LEASES, NET OF UNEARNED INCOME (FROM
   SCHEDULE RC-C)....................................  RCFD 2122 25,202,984                                       4.A.
B. LESS: ALLOWANCE FOR LOAN AND LEASE LOSSES.........  RCFD 3123    419,121                                       4.B.
C. LESS: ALLOCATED TRANSFER RISK RESERVE.............  RCFD 3128          0                                       4.C.
D. LOANS AND LEASES, NET OF UNEARNED INCOME,
   ALLOWANCE, AND RESERVE (ITEM 4.A MINUS 4.B
   AND 4.C)..........................................                                2125      24,783,863         4.D.
5. TRADING ASSETS (FROM SCHEDULE RD-D)                                               3545       6,703,332         5.
6. PREMISES AND FIXED ASSETS (INCLUDING CAPITALIZED
   LEASES)...........................................                                2145         743,426         6.
7. OTHER REAL ESTATE OWNED (FROM SCHEDULE RC-M)......                                2150           7,727         7.
8. INVESTMENTS IN UNCONSOLIDATED SUBSIDIARIES AND
   ASSOCIATED COMPANIES (FROM SCHEDULE RC-M).........                                2130         134,959         8.
9. CUSTOMERS' LIABILITY TO THIS BANK ON ACCEPTANCES
   OUTSTANDING.......................................                                2155         644,340         9.
10. INTANGIBLE ASSETS (FROM SCHEDULE RC-M)...........                                2143         268,501        10.
11. OTHER ASSETS (FROM SCHEDULE RC-F)................                                2160       2,004,432        11.
12. TOTAL ASSETS (SUM OF ITEMS 1 THROUGH 11).........                                2170      58,483,415        12.

------------------
(1)  INCLUDES CASH ITEMS IN PROCESS OF COLLECTION AND UNPOSTED DEBITS.
(2)  INCLUDES TIME CERTIFICATES OF DEPOSIT NOT HELD FOR TRADING.


LEGAL TITLE OF BANK:     THE FIRST NATIONAL BANK OF CHICAGO  CALL DATE:  09/30/97 ST-BK:  17-1630 FFIEC 031
ADDRESS:                 ONE FIRST NATIONAL PLAZA, STE 0303  PAGE RC-2
CITY, STATE  ZIP:        CHICAGO, IL  60670
FDIC CERTIFICATE NO.:    0/3/6/1/8
                         ---------

SCHEDULE RC-CONTINUED

                                                              DOLLAR AMOUNTS IN
                                                                  THOUSANDS                              BIL MIL THOU
                                                              ------------------                         ------------
LIABILITIES
13.  DEPOSITS:
     A. IN DOMESTIC OFFICES (SUM OF TOTALS OF COLUMNS
         A AND C FROM SCHEDULE RC-E, PART 1)..................                           RCON 2200         21,756,846         13.A
        (1) NONINTEREST-BEARING(1)............................  RCON 6631  9,197,227                                          13.A.1
        (2) INTEREST-BEARING..................................  RCON 6636    559,619                                          13.A.2
     B. IN FOREIGN OFFICES, EDGE AND AGREEMENT SUBSIDIARIES,
        AND IBFS (FROM SCHEDULE RC-E, PART II)................                           RCFN 2200         14,811,410         13.B.
        (1) NONINTEREST BEARING...............................  RCFN 6631    332,801                                          13.B.1
        (2) INTEREST-BEARING..................................  RCFN 6636 14,478,609                                          13.B.2
14.  FEDERAL FUNDS PURCHASED AND SECURITIES SOLD UNDER
     AGREEMENTS TO REPURCHASE:................................                           RCFD 2800          4,535,422         14
15.  A. DEMAND NOTES ISSUED TO THE U.S. TREASURY..............                           RCON 2840             43,763         15.A
     B. TRADING LIABILITIES(FROM SCHEDULE RC-D)...............                           RCFD 3548          6,523,239         15.B
16.  OTHER BORROWED MONEY:
     A. WITH A REMAINING  MATURITY OF ONE YEAR OR LESS........                           RCFD 2332          1,360,165         16.A
     B. WITH A REMAINING  MATURITY OF MORE THAN ONE YEAR
        THROUGH THREE YEARS...................................                           A547                 576,492         16.B
 .    C.  WITH A REMAINING MATURITY OF MORE THAN THREE YEARS...                           A548                 703,981         16.C
17.  NOT APPLICABLE
18.  BANK'S LIABILITY ON ACCEPTANCE EXECUTED AND OUTSTANDING..                           RCFD 2920            644,341         18
19.  SUBORDINATED NOTES AND DEBENTURES (2)....................                           RCFD 3200          1,700,000         19
20.  OTHER LIABILITIES (FROM SCHEDULE RC-G)...................                           RCFD 2930          1,322,077         20
21.  TOTAL LIABILITIES (SUM OF ITEMS 13 THROUGH 20)...........                           RCFD 2948         53,987,736         21
22.  NOT APPLICABLE
EQUITY CAPITAL
23.  PERPETUAL PREFERRED STOCK AND RELATED SURPLUS............                           RCFD 3838                  0         23
24.  COMMON STOCK.............................................                           RCFD 3230            200,858         24
25.  SURPLUS (EXCLUDE ALL SURPLUS RELATED TO PREFERRED STOCK).                           RCFD 3839          2,999,001         25
26.  A. UNDIVIDED PROFITS AND CAPITAL RESERVES................                           RCFD 3632          1,273,239         26.A.
     B. NET UNREALIZED HOLDING GAINS (LOSSES) ON AVAILABLE-
        FOR-SALE SECURITIES...................................                           RCFD 8434             24,096         26.B.
27.  CUMULATIVE FOREIGN CURRENCY TRANSLATION ADJUSTMENTS......                           RCFD 3284             (1,515)        27
28.  TOTAL EQUITY CAPITAL (SUM OF ITEMS 23 THROUGH 27)........                           RCFD 3210          4,495,679         28
29.  TOTAL LIABILITIES AND EQUITY CAPITAL (SUM OF ITEMS 21
      AND 28).................................................                           RCFD 3300         58,483,415         29

MEMORANDUM
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
1. INDICATE IN THE BOX AT THE RIGHT THE NUMBER OF THE STATEMENT BELOW THAT BEST DESCRIBES THE MOST COMPREHENSIVE LEVEL OF AUDITING WORK PERFORMED FOR THE
   BANK BY INDEPENDENT EXTERNAL                                 NUMBER
   AUDITORS AS OF ANY DATE DURING 1996........  RCFD 6724            M.1
   ------
     NA
   ------

1 = INDEPENDENT AUDIT OF THE BANK CONDUCTED IN ACCORDANCE       4. = DIRECTORS' EXAMINATION OF THE BANK PERFORMED BY OTHER
    WITH GENERALLY ACCEPTED AUDITING STANDARDS BY A CERTIFIED        EXTERNAL AUDITORS (MAY BE REQUIRED BY STATE CHARTERING
    PUBLIC ACCOUNTING FIRM WHICH SUBMITS A REPORT ON THE BANK        AUTHORITY)
2 = INDEPENDENT AUDIT OF THE BANK'S PARENT HOLDING COMPANY       5 = REVIEW OF THE BANK'S FINANCIAL STATEMENTS BY EXTERNAL
    CONDUCTED IN ACCORDANCE WITH GENERALLY ACCEPTED AUDITING         AUDITORS
    STANDARDS BY A CERTIFIED PUBLIC ACCOUNTING FIRM WHICH        6 = COMPILATION OF THE BANK'S FINANCIAL STATEMENTS BY EXTERNAL
    SUBMITS A REPORT ON THE CONSOLIDATED HOLDING COMPANY             AUDITORS
    (BUT NOT ON THE BANK SEPARATELY)                             7 = OTHER AUDIT PROCEDURES (EXCLUDING TAX PREPARATION WORK)
3 = DIRECTORS' EXAMINATION OF THE BANK CONDUCTED IN              8 = NO EXTERNAL AUDIT WORK
    ACCORDANCE WITH GENERALLY ACCEPTED AUDITING STANDARDS
    BY A CERTIFIED PUBLIC ACCOUNTING FIRM (MAY BE REQUIRED BY
    STATE CHARTERING AUTHORITY)

(1) INCLUDES TOTAL DEMAND DEPOSITS AND NONINTEREST-BEARING TIME AND SAVINGS DEPOSITS.
(2) INCLUDES LIMITED-LIFE PREFERRED STOCK AND RELATED SURPLUS.